Pure Cycle Corporation Announces

Release of Due Diligence on

Agreements for Sale of Lots at Sky Ranch

Denver, Colorado – November 15, 2017 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle” or the “Company”) announced today that each of the home builders with whom the Company has agreements to sell the first phase of its Sky Ranch project has agreed to terminate its due diligence period.

The Company entered into agreements with Richmond American Homes, KB Home and Taylor Morrison for the sale of all 506 single family lots in the Company’s first phase of Sky Ranch. The agreements provided for a due diligence investigation period during which each home builder had the right to terminate its agreement and receive a refund of its earnest money deposit. Each builder has now completed its due diligence period and is now bound by its agreement to proceed with the purchase of finished lots, subject to Pure Cycle’s performance of its obligations under the respective agreements and the specific terms and provisions of each of the respective agreements. The Company has been finalizing designs for the community, including the final platted lots, roadways, open space, drainage, water and wastewater systems, and has submitted it construction drawings for the first approximately 200 lots to local authorities for comment and review.

“We are excited to be working with this distinguished group of national home builders, who are as committed to the success of Sky Ranch as we are,” commented Mark Harding, President and CEO. “We have been diligently working to complete the engineering and construction documents for our initial phase and have been working with our local governmental agencies to complete their review. Once approved, we will solicit bids for construction of an initial 200 lots,” continued Mr. Harding. “In addition to our activities at Sky Ranch, we welcome continued oil and gas drilling activity in our area. We have multiple operators drilling wells this year, which has translated into increased water demand from our industrial customers this calendar year. Our board, management, and dedicated employees are anxious to begin development at Sky Ranch and look forward to this exciting time for our Company” commented Mr. Harding.

Company Information

Pure Cycle owns land and water assets in the Denver, Colorado metropolitan area. Pure Cycle provides water and wastewater services to customers located in the Denver metropolitan area, including the design, construction, operation and maintenance of water and wastewater systems.

Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the review of design, engineering and construction documents by local authorities; the solicitation of bids for construction; and continued oil and gas drilling in our area. The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: the possibility that the parties to the builder agreements may be unable to satisfy the conditions to closing the purchase and sale of finished lots, including obtaining required governmental approvals; the completion of finished lots may involve unexpected costs and delays; the demand for housing in the Denver metropolitan area; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.